                                                                    EXHIBIT 4.11

                               SECOND AMENDMENT TO
                           REVOLVING CREDIT AGREEMENT

                 (U.S. $125,000,000 Revolving Credit Agreement)


                  THIS SECOND AMENDMENT TO REVOLVING CREDIT AGREEMENT dated as of January 28, 2000 (this "Amendment"), by and among THE MEN'S WEARHOUSE, INC. (the "Borrower"), the financial institutions listed on the signature pages hereto (the "Banks") and BANK OF AMERICA, N.A., formerly known as NationsBank, N.A., in its capacity as agent (the "Agent") and in its individual capacity as a Bank hereunder.

                  WHEREAS, the Borrower, the Agent and the Banks have entered into that certain Revolving Credit Agreement dated as of February 5, 1999, as amended by that certain First Amendment to Revolving Credit Agreement dated as of September 14, 1999 (together with any and all amendments and modifications thereof, the "Credit Agreement"); and

                  WHEREAS, the Credit Agreement provides that upon the designation, formation or acquisition of any Restricted Subsidiary, the Borrower shall cause such Restricted Subsidiary to deliver to the Agent for the benefit of the Banks a guaranty of the obligations of the Borrower in the form of a guaranty supplement set forth as Exhibit A to the Guaranty (a "Guaranty Supplement") (capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement); and

                  WHEREAS, the Borrower has formed (i) The Men's Wearhouse of Michigan, Inc., a Delaware corporation, (ii) TMW Capital Inc., a Delaware corporation, (iii) TMW Equity LLC, a Delaware limited liability company, (iv) TMW Finance LP, a Delaware limited partnership, (v) TMW Realty Inc., a Delaware corporation, (vi) TMW Texas General LLC, a Delaware limited liability company,
(vii) The Men's Wearhouse of Texas LP, a Delaware limited partnership, (viii) TMW Merchants LLC, a Delaware limited liability company, (ix) TMW Purchasing LLC, a Delaware limited liability company, (x) K&G Men's Center, Inc., a Delaware corporation, (xi) K&G Men's Company Inc., a Delaware corporation, and
(xii) TMW Transition LLC, a Delaware limited liability company, as Subsidiaries and has not designated any of them as Unrestricted Subsidiaries (collectively, the "New Guarantors"); and

                  WHEREAS, in connection with the formation of the New Guarantors, the Borrower, the existing Guarantors and the New Guarantors (collectively, the "Restructuring Parties") desire to enter into a series of transactions among themselves, as hereinafter described, whereby certain Investments will be made by the Restructuring Parties in the New Guarantors, certain assets and rights of the Borrower and the other Restructuring Parties, including capital stock of and ownership interests in existing Guarantors, will be assigned, contributed, transferred or otherwise disposed of to the New Guarantors and existing Guarantors, certain existing Guarantors and New Guarantors will merge into or become Subsidiaries of certain New Guarantors, certain Restructuring Parties will incur Debt to other Restructuring Parties, certain existing Guarantors will be dissolved and their respective assets will be distributed to their respective shareholders, the Borrower, who in turn may contribute such assets to one or more existing Guarantors or New Guarantors and the Restructuring Parties will engage in other transactions and enter into certain agreements with each other in relation to the foregoing (collectively, the "Restructuring Transactions"), and the Borrower has requested the consent of the Banks regarding such transactions as provided for herein;

                  NOW, THEREFORE, in consideration of the premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                  Section 1. Agreements Regarding the Restructuring
Transactions.

                  (a) The Agent and the Banks hereby consent to the Restructuring Transactions by and among the Borrower, the existing Guarantors and the New Guarantors whereby, at the completion thereof, certain assets of the Borrower shall be held by the existing Guarantors and New Guarantors in the manner described below:

         (i) The Men's Wearhouse stores of Borrower located in the State of Michigan and employees related thereto shall have been assigned to The Men's Wearhouse of Michigan, Inc.

         (ii) The membership interest of Borrower in Value Priced Clothing, LLC shall have been assigned to The Men's Wearhouse of Michigan, Inc.

         (iii) The real property of Borrower (not including any improvements thereon) located in Fremont, California shall have been assigned to TMW Capital Inc.

         (iv) The assets, operations and employees of the treasury department of the Borrower shall have been assigned to TMW Finance LP.

         (v) The improvements on the real property of Borrower located in Fremont, California shall have been assigned to TMW Realty Inc.

         (vi) The Men's Wearhouse stores of Borrower located in the State of Texas and employees related thereto shall have been assigned to The Men's Wearhouse of Texas LP.

         (vii) 100% of the issued and outstanding capital stock of TMW Licensing I, Inc. shall have been assigned to TMW Marketing Company, Inc. (formerly known as TMW Licensing Company, Inc.).

         (viii) 100% of the issued and outstanding capital stock of TMW Licensing II, Inc. shall have been assigned to TMW Licensing I, Inc.



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         (ix) The assets, operations and employees of the merchandising department of the Borrower shall have been assigned to TMW Merchants
         LLC.

         (x) The assets, operations and employees of the inventory control department of the Borrower shall have been assigned to TMW Purchasing LLC.

         (xi) The assets, operations and employees of the legal department of the Borrower shall have been assigned to TMW Marketing Company, Inc.

                  (b) The Agent and the Banks hereby agree that this Amendment constitutes notice to the Agent of the formation of the Subsidiaries constituting the New Guarantors for all purposes under the Credit Agreement.

                  (c) The Agent and the Banks agree that none of the Restructuring Transactions shall be deemed a utilization of any exception to any covenant contained in any Loan Document, and that none of the amounts attributable to such transactions shall cause the reduction of any such amounts otherwise permitted under the Loan Documents, including any such exception of any such covenant contained therein.

                  Section 2. Amendment to Credit Agreement. Effective as of January 30, 2000, Schedule 7.17 to the Credit Agreement is hereby amended by deleting it in its entirety and by replacing it with the Schedule 7.17 attached hereto as Exhibit A.

                  Section 3. Conditions to Effectiveness. Except as set forth in
Section 2 above, this Amendment shall become effective as of January 28, 2000 (the "Effective Date") upon (i) execution and delivery of this Amendment by a duly authorized officer of each of the Borrower, the Agent and the Majority Banks; and (ii) execution and delivery of a Guaranty Supplement by a duly authorized officer of each of the New Guarantors.

                  Section 4. Ratification of Related Documents. The Credit Agreement and each other Loan Document and any related document to which the Borrower is a party are hereby ratified and confirmed to be in full force and effect.

                  Section 5. Limitations. The modifications set forth herein are limited precisely as written, and shall not be deemed to (a) be a consent to, or waiver or modification of, any other term or condition of the Credit Agreement or any of the other Loan Documents, or (b) prejudice any right or rights which the Banks may now have or may have in the future under or in connection with the Credit Agreement or any of the other Loan Documents. Except as expressly modified hereby, the terms and provisions of the Credit Agreement and the other Loan Documents are and shall remain in full force and effect. In the event of a conflict between this Amendment and any of the foregoing documents, the terms of this Amendment shall be controlling.



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                  Section 6. Representations and Warranties; No Default. The
Borrower hereby represents and warrants that on and as of the date hereof, and after giving effect hereto: (i) the representations and warranties of the Borrower made in Article 7 of the Credit Agreement shall be true and correct (other than those representations and warranties limited by their terms to a specific date); and (ii) no Default or Event of Default shall have occurred and be continuing.

                  Section 7. Payment of Expenses. The Borrower agrees to pay and reimburse the Agent for all its reasonable costs and out-of-pocket expenses incurred in connection with the preparation, execution and delivery of this Amendment and ancillary documents, including, without limitation, the reasonable fees and disbursements of counsel to the Agent.

                  Section 8. Choice of Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK AND THE UNITED STATES OF AMERICA.

                  Section 9. Descriptive Headings. The descriptive headings of the several Sections of this Amendment are inserted for convenience only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

                  Section 10. Entire Agreement. THIS AMENDMENT AND THE DOCUMENTS REFERRED TO HEREIN REPRESENT THE ENTIRE UNDERSTANDING OF THE PARTIES HERETO REGARDING THE SUBJECT MATTER HEREOF AND SUPERSEDE ALL PRIOR AND CONTEMPORANEOUS ORAL AND WRITTEN AGREEMENTS OF THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                  Section 11. Counterparts. This Amendment may be executed in any number of counterparts and by parties hereto on separate counterparts, each counterpart, when so executed and delivered, constitute an original instrument, and all such counterparts shall constitute but one and the same instrument.



              [The remainder of this page intentionally left blank]



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                  IN WITNESS WHEREOF, the parties hereto have caused this
Amendment to be duly executed and authorized by their respective officers as of the date first above written.


Borrower                               THE MEN'S WEARHOUSE, INC.


                                       By: /s/ NEILL P. DAVIS
                                          --------------------------------------
                                       Name: Neill P. Davis
                                            ------------------------------------
                                       Title: Vice President and Treasurer
                                             -----------------------------------


Banks                                  BANK OF AMERICA, N.A.
                                       as a Bank and as Agent


                                       By: /s/ KIM WHITNEY
                                          --------------------------------------
                                       Name: Kimberley A. Whitney
                                            ------------------------------------
                                       Title: Principal
                                             -----------------------------------


                                       BANKBOSTON, N.A.


                                       By: /s/ JUDITH C.E. KELLY
                                          --------------------------------------
                                       Name: Judith C.E. Kelly
                                            ------------------------------------
                                       Title: Vice President
                                             -----------------------------------


                                       UNION BANK OF CALIFORNIA, N.A.



                                       By: /s/ GAIL FLETCHER
                                          --------------------------------------
                                       Name: Gail L. Fletcher
                                            ------------------------------------
                                       Title: Vice President
                                             -----------------------------------



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                                       WELLS FARGO BANK, N.A.


                                       By: /s/ CAROL POLASKY
                                          --------------------------------------
                                       Name: Carol Polasky
                                            ------------------------------------
                                       Title: Vice President
                                             -----------------------------------


                                       CHASE BANK OF TEXAS, NATIONAL ASSOCIATION


                                       By: /s/ H. DAVID JONES
                                          --------------------------------------
                                       Name: H. David Jones
                                            ------------------------------------
                                       Title: Vice President
                                             -----------------------------------


                                       FIRST UNION NATIONAL BANK


                                       By: /s/ WILLIAM F. FOX
                                          --------------------------------------
                                       Name: William F. Fox
                                            ------------------------------------
                                       Title: Vice President
                                             -----------------------------------


                                       BANK OF MONTREAL


                                       By: /s/ BRUCE A. PIETKA
                                          --------------------------------------
                                       Name: Bruce A. Pietka
                                            ------------------------------------
                                       Title: Director
                                             -----------------------------------



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                                    EXHIBIT A

                          SCHEDULE 7.17 (U.S. REVOLVER)
                                  SUBSIDIARIES

1.       Guarantors:

         The Men's Wearhouse of Michigan, Inc. (100% owned by The Men's
                  Wearhouse, Inc.)

         Value Priced Clothing, LLC (100% owned by The Men's Wearhouse of
                  Michigan, Inc.)

         TMW Capital Inc. (100% owned by The Men's Wearhouse, Inc.)

         TMW Equity LLC (100% owned by TMW Capital Inc.)

         TMW Finance LP (1% general partner interest owned by TMW Equity LLC)
                        (99% limited partner interest owned by TMW Capital Inc.)

         TMW Realty Inc. (100% owned by The Men's Wearhouse, Inc.)

         TMW Texas General LLC (100% owned by TMW Realty Inc.)

         The Men's Wearhouse of Texas LP (1% general partner interest owned by TMW Texas General LLC) (99% limited partner interest owned by TMW Realty Inc.)

         Renwick Technologies, Inc. (100% owned by The Men's Wearhouse, Inc.)

         TMW Marketing Company, Inc. (formerly TMW Licensing Company, Inc.)
                  (100% owned by The Men's Wearhouse, Inc.)

         TMW Licensing I, Inc. (100% owned by TMW Marketing Company, Inc.)

         TMW Licensing II, Inc.(100% owned by TMW Licensing I, Inc.)

         TMW Merchants LLC (100% owned by TMW Marketing Company, Inc.)

         TMW Purchasing LLC (100% owned by TMW Merchants LLC)

         Golden Moores Company (100% owned by The Men's Wearhouse, Inc.)

         Golden Moores Finance Company (100% owned by The Men's Wearhouse, Inc.)

         K&G Men's Center, Inc. (100% owned by The Men's Wearhouse, Inc.)

         K&G Men's Company Inc. (100% owned by K & G Men's Center, Inc.)

         T&C Liquidators, Inc. (100% owned by K&G Men's Center, Inc.)

         K&G of Indiana, Inc. (100% owned by K&G Men's Center, Inc.)

         K&G Associates of New Jersey, Inc. (100% owned by K&G Men's Center,
                  Inc.)

2.       Non-Guarantors

         Moores Retail Group Inc. (100% of the voting Common Shares owned by
                  Golden Moores Company, while 100% of the nonvoting Exchangeable Shares are owned by the shareholders and optionholders of Moores as they existed prior to the Effective
                  Date)

         Moores The Suit People Inc. (100% owned by Moores Retail Group Inc.)

         Golden Brand Clothing (Canada) Ltd. (100% owned by Moores Retail Group
                  Inc.)

         Moores The Suit People U.S., Inc. (100% owned by Moores Retail Group
                  Inc.)

         Gares Cigars, LLC (at least 70% owned by K & G Men's Center, Inc.)

         K&G of Ohio, Inc.  (100% owned by K&G Men's Center, Inc.)

3.       Unrestricted Subsidiaries

         None



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